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EXHIBIT 15

Michael Johnson & Co., LLC
Certified Public Accountants
9175 East Kenyon Ave., Suite 100
Denver, Colorado 80231
Michael B. Johnson C.P.A.                              Telephone: (303) 796-0099
Member: A.I.C.P.A.                                           Fax: (303) 796-0137
Colorado Society of C.P.A.s

March 10, 2003

                                LETTER OF ACKNOWLEDGMENT
                   RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We hereby acknowledge that our unaudited interim reports for December 31, 2002 are included in the registration statement on Form SB-2.

/s/ MICHAEL  JOHNSON & CO. LLC

Michael B. Johnson, CPA